Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Innovative Solutions and Support, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

        You are invited to attend the Annual Meeting of Shareholders of Innovative Solutions and Support, Inc. (the "Company").

        Date:    Thursday, April 14, 2016

        Time:    10:00 a.m., Eastern Standard Time

        Place:    720 Pennsylvania Drive, Exton, Pennsylvania 19341

Purposes of the Meeting:

  •
  To elect one Class I director to the Board of Directors for a term of three (3) years, or until his successor has been duly elected and qualified;

  •
  To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2016; and

  •
  To transact any other business that may properly come before the meeting.

Record Date:

        January 21, 2016 is the record date for the meeting. This means that holders of the Company's common stock at the close of business on that date are entitled to:

  •
  receive notice of the meeting; and

  •
  vote at the meeting and any adjournment or postponement of the meeting.

        In the event that the meeting is adjourned for one or more periods totaling at least 15 days due to the fact that there is not a proper quorum, the shareholders entitled to vote who attend the adjourned meeting, even if there is not a proper quorum, shall constitute a quorum for the purpose of acting upon any of the named matters above.

        The Company considers your vote important and encourages you to vote as soon as possible.

/s/ Geoffrey S.M. Hedrick Chairman of the Board and Chief Executive Officer

January 28, 2016

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800
PROXY STATEMENT
for
Annual Meeting of Shareholders
April 14, 2016

        The Board of Directors (the "Board") of Innovative Solutions and Support, Inc. ("ISS" or the "Company") is soliciting your proxy to vote your shares at the Company's 2016 annual meeting of shareholders (the "Annual Meeting"). The Annual Meeting will be held on April 14, 2016 at 10:00 a.m., local time, at the Company's corporate offices at 720 Pennsylvania Drive, Exton, Pennsylvania. ISS intends to mail a Notice of Internet Availability of Proxy Materials (sometimes referred to as the "Notice"), and to make this Proxy Statement available to its shareholders of record entitled to vote at the Annual Meeting, on or about January 28, 2016.

ABOUT THE MEETING

Your vote is important.

        In accordance with the rules and regulations adopted by the Securities and Exchange Commission ("SEC"), instead of mailing a printed copy of the proxy materials to each shareholder of record, the Company may now furnish proxy materials including this Proxy Statement, the proxy card, and the Company's Annual Report on Form 10-K for the year ended September 30, 2015 ("Annual Report") to the Company's shareholders by providing access to such documents on the Internet. Shareholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice will instruct shareholders as to how they may access and review all of the proxy materials. The Notice also instructs shareholders how to submit a proxy through the Internet. If you would like to receive a paper copy or e-mail copy of your proxy materials, you should follow the instructions for requesting such materials included in the Notice. ISS will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials, and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

        You may revoke this proxy at any time before it is voted by written notice to the Chief Financial Officer of the Company, Relland M. Winand, by submission of a proxy bearing a later date, or by casting a ballot at the Annual Meeting. Properly executed and delivered proxies that are received before the Annual Meeting's adjournment will be voted in accordance with the directions provided or, if no directions are provided, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than three, to whom you wish to give your proxy.

        If you want to vote in person at the Annual Meeting and you hold shares of Company common stock in street name, you must obtain a proxy card from your broker and bring that proxy card to the Annual Meeting, together with a copy of a brokerage statement reflecting your common stock ownership as of the record date.

Who can vote?

        You can vote if, as of the close of business on January 21, 2016, you were a shareholder of record of the Company's common stock. On that date, 16,966,014 shares of ISS common stock were outstanding and entitled to vote. The Company does not have any other classes of voting stock outstanding other than ISS common stock. Each share of common stock is entitled to one vote, and there are no cumulative voting rights when voting for directors. A list of shareholders eligible to vote will be available at the offices of Innovative Solutions and Support, Inc., 720 Pennsylvania Drive, Exton, Pennsylvania 19341 beginning January 28, 2016. Shareholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

        If you and other residents at your mailing address own shares of common stock in "street name," your broker or bank may have notified you that your household will receive only one annual report and proxy statement, or one notice of internet availability of proxy materials, as applicable, for each company in which you hold stock through that broker or bank. This practice is known as "house-holding." Unless you responded that you did not want to participate in "house-holding," you were deemed to have consented to the process. Each shareholder will continue to receive a separate proxy card or voting instruction card.

        If you did not receive an individual copy of this year's proxy statement or annual report, ISS will send a copy to you if you address a written request to the Company's Chief Financial Officer, Relland M. Winand, 720 Pennsylvania Drive, Exton, Pennsylvania 19341, telephone (610) 646-9800.

        If you would like to receive your own set of the Company's future annual report and proxy statement, or if you share an address with another Company shareholder and together both of you would like to receive only a single set of the Company's annual disclosure documents, you should contact your broker or bank or you may contact the Company at the above address and phone number.

What constitutes a quorum?

        The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration and action on the matter. Abstentions from voting and broker "non-votes" will be counted toward a quorum. A broker "non-vote" occurs when the nominee holding a shareholder's shares does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the shareholder.

What vote is required and what is the method of calculation?

        In accordance with the Company's Amended and Restated Bylaws, an affirmative vote of a majority of the votes properly cast at the Annual Meeting is required for approval of all matters. Abstentions or broker "non-votes" will not be counted for or against matters to be acted on at the Annual Meeting.

What matters will be voted on?

        The Board does not intend to bring any other matters before the Annual Meeting except the matters listed in the notice, and the Board is not aware of anyone else who will submit any other matters to be voted on. However, if any other matters properly come before the Annual Meeting, the people named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.

How do I vote by proxy?

        Most shareholders have three ways to vote by proxy: by telephone, by the Internet, or by return of the proxy card. To vote by telephone or by the Internet, you must follow the instructions set forth on the Notice that you receive. To vote by mail, you must sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card. Do not return the proxy card if you vote by the Internet or by telephone.

Can I change my vote after I return my proxy card?

        Yes. You can change or revoke your proxy at any time before the Annual Meeting either by notifying the Company's Secretary and Chief Financial Officer in writing or by sending another executed proxy dated later than the first proxy card. Your attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares of common stock that you hold beneficially, you may change or revoke your proxy by submitting new voting instructions to your broker or nominee.

Can I vote in person at the Annual Meeting instead of voting by proxy?

        Yes. However, the Company encourages you to vote by proxy to ensure that your shares of common stock are represented and voted. If you attend the Annual Meeting in person, you may then vote in person even though you returned your proxy card.

Who pays for this proxy solicitation?

        The Company will pay all costs in connection with the Annual Meeting, including the cost of preparing, assembling, and mailing the Notice, Proxy Statement, and proxy card, as well as handling and tabulating the proxies returned. In addition to the use of mail, proxies may be solicited by directors, officers and employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's common stock.

Who can help answer your questions?

        If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact the Company's Chief Financial Officer, Relland M. Winand, 720 Pennsylvania Drive, Exton, Pennsylvania 19341, telephone (610) 646-9800.

Annual Report

        On written request, ISS will provide, without charge, a copy of its Annual Report (including a list briefly describing the exhibits thereto), filed with the SEC, to any record holder or beneficial owner of its common stock on January 21, 2016, the record date, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Company's Chief Financial Officer at the address set forth above.

 SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information with respect to the beneficial ownership, as of January 21, 2016, of each person whom the Company knew to be the beneficial owner of more than 5% of its common stock. To the knowledge of the Company, each of the shareholders named below has sole or shared power to vote or direct the vote of such shares of common stock or the sole or shared investment power with respect to such shares of common stock, unless otherwise indicated. The information provided in the table is based on the Company's records, information filed with the SEC and information provided to the Company.

	Common Stock
Name of Beneficial Owner	Number of Shares	Percent of Class(1)
Geoffrey S. M. Hedrick(2)	3,535,567	20.8%
WealthTrust Axiom LLC(3)	1,710,951	10.1%
Norman H. Pessin(4)	1,133,158	6.7%
Central Square Management LLC(5)	875,417	5.2%

(1)
As used in this table, beneficial ownership means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). A person is deemed as of any date to have beneficial ownership of any security that such person has the right to acquire within 60 days after such date. Percentage ownership is based upon 16,966,014 shares of common stock outstanding as of January 21, 2016.

(2)
Mr. Hedrick's address is c/o Innovative Solutions and Support, Inc., 720 Pennsylvania Drive, Exton, PA 19341. Includes 408 shares owned by Mr. Hedrick's spouse.

(3)
Based solely on Schedule 13G/A filed on January 14, 2016. WealthTrust Axiom LLC's address is 550 Swedesford Road, Suite 110, Wayne, PA 19087.

(4)
Based solely on Schedule 13D/A filed on December 16, 2015. Norman H. Pessin's address is 366 Madison Avenue, 14th Floor, New York, NY 10017.

(5)
Based solely on Schedule 13G/A filed on September 10, 2014. Central Square Management LLC's address is 1813 N. Mill Street, Suite F, Naperville, IL 60563.

 SECURITY OWNERSHIP OF MANAGEMENT(1)

        The following table sets forth certain information with respect to the beneficial ownership as of January 21, 2016, of (i) each director, (ii) the chief executive officer, the chief financial officer and our other executive officers during the fiscal year ended September 30, 2015, and (iii) all the directors and executive officers as a group. Each of the shareholders named below has sole voting and investment power with respect to such shares, unless otherwise indicated. The information provided in the table is based on the Company's records, information filed with the Securities and Exchange Commission and information provided to the Company.

	Common Stock
Name of Beneficial Owner	Number of Shares	Percent of Class(1)
Geoffrey S. M. Hedrick	3,535,567	20.8%
Shahram Askarpour(2)	539,500	3.2%
Robert E. Mittelstaedt, Jr.	184,553	1.1%
Winston J. Churchill	116,249	*
Robert H. Rau	76,020	*
Glen R. Bressner	83,948	*
Ronald C. Albrecht(3)	5,060	*
Relland M. Winand	—	*
All executive officers and directors as a group (8 persons)	4,540,897	26.8%

*
Less than 1%.

(1)
As used in this table, beneficial ownership means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). A person is deemed as of any date to have beneficial ownership of any security that such person has the right to acquire within 60 days after such date. Percentage ownership is based upon 16,966,014 shares of common stock outstanding as of January 21, 2016.

(2)
Includes 2,000 common shares owned beneficially by Dr. Askarpour and 535,000 common shares which Dr. Askarpour has the right to acquire pursuant to vested stock options as of January 21, 2016.

(3)
Effective December 15, 2014, Mr. Albrecht retired from his position as the Company's chief financial officer.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about ISS common stock that may be issued upon the exercise of options and rights under all of the Company's existing equity compensation plans and arrangements as of September 30, 2015, including the 1998 Stock Option Plan (the "1998 Plan"), and the 2009 Stock-Based Incentive Compensation Plan (the "2009 Plan").

Plan Category	Number of Securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)
Equity compensation plans approved by security holders	645,168	$3.80	347,755
Equity compensation plans not approved by security holders	—	—	—
Total	645,168	$3.80	347,755

        In the fiscal years ended September 30, 2015, 2014 and 2013, awards issued to non-employee directors under the Company's existing equity compensation plan and arrangements were 21,640, 12,890 and 50,250 shares, respectively. Changes to the Company's practice with respect to annual restricted stock awards to non-employee directors enacted during the fiscal year ended September 30, 2014 are described below under the heading "Related Party Transactions—Compensation of Directors."

2009 Stock-Based Incentive Compensation Plan

        The Company's 2009 Plan was approved by the Company's shareholders at the Company's Annual Meeting of Shareholders held on March 12, 2009. The 2009 Plan authorizes the grant of stock appreciation rights, restricted stock, options and other equity-based awards under the 2009 Plan (collectively referred to as "Awards"). Options granted under the 2009 Plan may be either "incentive stock options" as defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options, as determined by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee").

        Subject to an adjustment necessary upon a stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution, or similar corporate transaction or event, the maximum number of shares of common stock available for awards under the 2009 Plan is 1,200,000, all of which may be issued pursuant to Awards of incentive stock options or nonqualified stock options. In addition, the 2009 Plan provides that no more than 300,000 shares may be awarded in any calendar year to any employee as a performance-based award under Section 162(m) of the Code. At September 30, 2015 there were 347,755 shares of common stock available for Awards under the plan.

        If any Award is forfeited, or if any option terminates, expires or lapses without being exercised, the related shares of common stock subject to such Award will again be available for future grant. Any shares tendered by a participant in payment of the exercise price of an option or the tax liability with respect to an Award (including, in any case, shares withheld from any such Award) will not be available for future grant under the 2009 Plan. If there is any change in the Company's corporate capitalization, the Compensation Committee must proportionately and equitably adjust the number and kind of shares of common stock which may be issued in connection with future Awards, the number and type of shares of common stock covered by Awards then outstanding under the 2009 Plan, the number and type of shares of common stock available under the 2009 Plan, the exercise or grant price of any Award, or if deemed appropriate, make provision for a cash payment with respect to any outstanding Award, provided that no adjustment may be made that would adversely affect the status of any Award that is intended to be a performance-based Award under Section 162(m) of the Code, unless otherwise determined by the Compensation Committee. In addition, the Compensation Committee may make adjustments in the terms and conditions of any Awards, including any performance goals, in recognition of unusual or nonrecurring events affecting the Company or any subsidiary, or in response to changes in applicable laws, regulations or accounting principles, provided that no adjustment may be made that would adversely affect the status of any Award that is intended to be a performance-based Award under Section 162(m) of the Code, unless otherwise determined by the Compensation Committee.

        The 2009 Plan will terminate on March 12, 2019, unless earlier terminated by the Board. Termination will not affect awards outstanding at the time of termination. The Board may amend, alter, suspend, discontinue or terminate the 2009 Plan without shareholder approval, provided that shareholder approval is required for any amendment which (i) would increase the number of shares subject to the 2009 Plan; (ii) would decrease the price at which awards may be granted; or (iii) would require shareholder approval by law, regulation, or the rules of any stock exchange or automated quotation system.

1998 Stock Option Plan

        The Company's 1998 Plan was adopted in order to recognize the contributions made by the Company's employees, directors, consultants and advisors, to provide such persons with additional incentives to devote their efforts to the Company's future success and to improve the Company's ability to attract, retain and motivate individuals through the receipt of Company stock options. The maximum number of shares of the Company's common stock available under the 1998 Plan was 3,389,025 (after giving effect to stock splits). The 1998 Plan authorized the grant of "incentive stock options" (within the meaning of Section 422 of the Code) and non-qualified stock options, such options to vest and become exercisable as specified in separate written agreements between the Company and the option recipient. Unless otherwise specified in such agreement, all outstanding options become fully vested and exercisable upon a change in control. The 1998 Plan expired on November 13, 2008; therefore, no further options can be awarded under the plan.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers (as defined under Section 16(a) of the Exchange Act), directors and persons who own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the forms the Company has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that during the fiscal year ended September 30, 2015, the officers, directors and 10% beneficial owners of the Company complied with all of the applicable Section 16(a) of the Exchange Act filing requirements.

ELECTION OF DIRECTOR

(Item 1 on Proxy Card)

        At the Annual Meeting, the shareholders will elect one Class I director to hold office until the annual meeting of shareholders in 2019, or until his successor has been duly elected and qualified. The Board is divided into three classes serving staggered three-year terms, the term of one class of director to expire each year. The current term of the Class I director expires at the Annual Meeting.

        Upon the recommendation of the Nominating & Corporate Governance Committee of the Board (the "Nominating & Corporate Governance Committee"), the Board has nominated Mr. Robert R. Rau to serve as a Class I director. Mr. Rau serves presently as a Class I director, and has indicated a willingness to continue serving as a director.

        Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted "FOR" the election of Mr. Rau. Shareholders must cast a separate vote "FOR" or "AGAINST" the candidacy of the nominee. The nominee must receive a majority of the votes cast to be elected. Should the nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that they represent for the election of such other person as the Board may recommend. The Board of Directors recommends voting "FOR" the nominee for Class I director.

 DIRECTORS AND NOMINEE

        The members of the Board as of the date of the Annual Meeting, including the nominee for Class I director standing for election at this meeting, together with certain information about them, are set forth below.

Name	Age	Director Since	Term Expires	Positions with the Company
Director Standing For Election
Class I Director
Robert H. Rau	79	2001	2016	Director
Directors Not Standing for Election
Class II Directors
Robert E. Mittelstaedt, Jr.	72	1989	2017	Director
Glen R. Bressner	55	1999	2017	Director, Vice-Chairman of the Board
Class III Directors
Geoffrey S.M. Hedrick	73	1988	2018	Director, Chairman of the Board, Chief Executive Officer
Winston J. Churchill	75	1990	2018	Director

        Effective July 31, 2015, Robert A. Mionis resigned as a Class I director on the Board and from each of the Board's committees. The Board has not yet filled the vacancy created by Mr. Mionis' resignation but is conducting a search for an appropriately qualified individual.

Directors and Nominee

        Robert H. Rau.    Mr. Rau retired December 31, 1998 as President of the Aerostructures Group of The Goodrich Company. Prior to its merger with The Goodrich Company, Mr. Rau was President and Chief Executive Officer of Rohr, Inc. from 1993 to 1997. Before joining Rohr, he was an Executive Vice President of Parker Hannifin Corporation and President of its Aerospace Sector. In addition, Mr. Rau is a past member of the Board of Governors of the Aerospace Industries Association and a past Chairman of the General Aviation Manufacturers Association. Mr. Rau received a Bachelor of Arts degree in Business Administration from Whittier College in 1962.

        Glen R. Bressner.    Mr. Bressner is Managing Partner of Originate Ventures which he co-founded in 2008. He is also a shareholder and a director on the board of Alum-a-Lift, Inc., a family-owned manufacturer of material handling solutions. He has also been a Managing Partner of Mid Atlantic Venture Funds since 1985. From 1996 to 1997, Mr. Bressner served as the Chairman of the Board of the Greater Philadelphia Venture Group. Mr. Bressner holds a Bachelor of Science, cum laude, in Business Administration from Boston University and a Masters of Business Administration degree from Babson College.

        Robert E. Mittelstaedt, Jr.    Mr. Mittelstaedt served as Non-Executive Chairman of the Board of Directors from 1989 to 1997. Mr. Mittelstaedt is Dean Emeritus of the W. P. Carey School of Business at Arizona State University where he served as Dean and Professor of Management from 2004 to 2013. Prior to that, Mr. Mittelstaedt was Vice Dean of The Wharton School of the University of Pennsylvania since 1989. Mr. Mittelstaedt also serves on the Board of Directors of Laboratory Corporation of America Holdings, Inc. and is a member of the Board of Directors of W. P. Carey, Inc. Mr. Mittelstaedt holds a Bachelor of Science degree in Mechanical Engineering from Tulane University and a Masters of Business Administration degree from The Wharton School of the University of Pennsylvania.

        Geoffrey S. M. Hedrick.    Mr. Hedrick founded the Company in February 1988 and has been Chairman of the Board since 1997. Mr. Hedrick resigned from his position as Chief Executive Officer of the Company on November 30, 2007 but continued as Chairman of the Board. He reassumed his former duties as Chief Executive Officer on September 8, 2008. Prior to founding the Company, Mr. Hedrick served as President and Chief Executive Officer of Smiths Industries, North American Aerospace Companies. He also founded Harowe Systems, Inc. in 1971, which was acquired subsequently by Smiths Industries plc. Mr. Hedrick has over 40 years of experience in the avionics industry, and he holds a number of patents in the electronics, optoelectric, electromagnetic, aerospace and contamination-control fields.

        Winston J. Churchill.    Mr. Churchill has been managing general partner of SCP Partners since he founded it in 1996, and has over 25 years experience in private equity investing. Previously, he had formed Churchill Investment Partners, Inc. in 1989 and CIP Capital, L.P., another venture capital fund, in 1990. Prior to that, he was a managing partner of a private investment firm that specialized in leveraged buyouts on behalf of Bessemer Securities Corporation. From 1967 to 1983, he practiced law at the Philadelphia firm of Saul, Ewing LLP and served as Chairman of its Banking and Financial Institutions Department, Chairman of the Finance Committee and a member of its Executive Committee. He is a director of a number of public companies including Amkor Technology, Inc., Recro Pharma, Inc. and Griffin Land and Nurseries, Inc., as well as a number of private companies. From 1989 to 1993, he served as Chairman of the Finance Committee of the Pennsylvania Public School Employees' Retirement System. He is currently a Trustee Fellow of Fordham University, Chairman of Scholar Academies, Vice-Chair of The Gesu School, and a trustee of American Friends of New College Oxford, England; he was also for many years a trustee of Georgetown University. He earned a Bachelor of Science in Physics, summa cum laude, from Fordham University, a Master of Arts in Economics from Oxford University, where he studied as a Rhodes Scholar, and a Juris Doctor from Yale Law School.

Director Qualifications

        The Board believes that each of the directors and the nominee for director listed above has the sound character, integrity, judgment and record of achievement necessary to be a member of the Board. In additional, each of the directors and the nominee for director has exhibited during his prior service as a director the ability to operate cohesively with the other members of the Board and to challenge and question management in a constructive way. Moreover, the Board believes that each director and nominee for director brings a strong and unique background and skill set to the Board, giving the Board as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and aviation industry experience. Set forth below are certain specific experiences, qualifications and skills that led to the Board's conclusion that each of the directors and the nominee for director listed above should continue to serve as a director.

        Mr. Rau brings to the Board extensive experience in leadership positions with companies in the aviation industry. From this experience, he has gained in-depth knowledge of the operational issues facing companies in the aviation industry, which he utilizes in advising the Board. Mr. Rau's prior service on the Board of Governors of the Aerospace Industries Association and as Chairman of both the General Aviation Manufacturers Association and the International Advisory Panel of Singapore Aerospace, has provided him with a unique perspective on the issues facing the aviation industry as a whole, which he draws upon in his service on the Board.

        Mr. Bressner brings to the Board a wealth of experience managing financial investments from his service at venture capital firms. Mr. Bressner provides the Board with a thorough understanding of capital markets and other financial issues. Mr. Bressner's experience in managing investments also provides him with extensive finance and accounting knowledge, and he applies this expertise in his service as Chairman of the Audit Committee of the Board (the "Audit Committee"). Mr. Bressner's

prior service as Chairman of the Board of Directors of the Greater Philadelphia Venture Group and on numerous other boards of directors, including of several public entities, provided him also with valuable experience in corporate governance matters, which he draws from in his service on the Audit Committee, the Investment Committee of the Board (the "Investment Committee") and the Nominating & Corporate Governance Committee.

        Mr. Mittelstaedt, having served as the Non-Executive Chairman of the Board for nine years, provides the Board with a comprehensive knowledge of the Company and its history. He was CEO of an IT firm that he co-founded, built and sold in the 1980's. In addition, Mr. Mittelstaedt has extensive academic business experience, having served as Dean of the W. P. Carey School of Business at Arizona State University and Vice Dean at The Wharton School of the University of Pennsylvania. This experience has exposed Mr. Mittelstaedt to contemporary business strategies and practices which he draws from in his service on the Board. Mr. Mittelstaedt's experience on various other boards of directors provides him with insight into corporate governance which he utilizes in his service on the Compensation and Nominating & Corporate Governance Committees. Additionally, Mr. Mittelstaedt has been an active pilot for 50 years and holds a FAA Commercial Pilot Certificate with Multi-Engine and Instrument ratings. Consequently, he has gained operational experience with state of the art avionics, which he brings to the Board.

        Mr. Hedrick, as founder and Chief Executive Officer of the Company, provides the Board with a comprehensive knowledge of the Company, its history and its businesses. In addition, Mr. Hedrick brings to the Board his insight into the aviation industry from over 40 years of leadership experience in executive positions in aviation companies, including Smith Industries plc and Harowe Systems, Inc.

        Mr. Churchill brings to the Board over twenty-five years of experience in private equity investing, during which he gained valuable insight into effective management of investments. Mr. Churchill utilizes this insight to advise the Board on financial and investment matters. In addition, Mr. Churchill has extensive experience serving on the boards of directors of other companies, both public and private. Mr. Churchill draws on his financial and corporate governance experience in his service on the Investment Committee and the Nominating & Corporate Governance Committee. In addition, Mr. Churchill has maintained a pilot's license for twelve years and has Instrument and Multi-Engine ratings. Consequently, he has gained operational experience with state of the art avionics, which he brings to the Board.

INDEPENDENCE

        The Board has determined in its business judgment that four (4) of the Company's five (5) directors are independent as defined in the applicable NASDAQ Stock Market, LLC ("NASDAQ") listing standards, including that each member is free of any relationships that would interfere with his individual exercise of independent judgment. The following directors were determined to be independent: Glen R. Bressner, Winston J. Churchill, Robert E. Mittelstaedt, Jr. and Robert H. Rau (collectively, the "Independent Directors").

BOARD LEADERSHIP

        The Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate. Currently, Mr. Geoffrey S.M. Hedrick serves in both of these positions. The Board believes that it is in the best interests of the Company's shareholders to combine these offices as it promotes information flow between management and the Board, effective decision making and an alignment of corporate strategy. In addition, Mr. Glen R. Bressner, an Independent Director, serves as Vice Chairman of the Board and as presiding director during executive sessions of Independent Directors. The Board believes that its structural features, including four independent directors on a board currently consisting of five directors, regular meetings of Independent

Directors in executive session, an independent Vice Chairman of the Board and key committees consisting wholly of Independent Directors, provide for substantial independent oversight of the Company's management. However, the Board recognizes that, depending on future circumstances, other leadership models may become more appropriate. Accordingly, the Board will continue to review periodically its leadership structure.

RISK OVERSIGHT

        The Company faces a number of risks, including technological and intellectual property risk, regulatory risk, credit risk, liquidity risk, reputational risk and risk from adverse fluctuations in interest rates. Management is responsible for the day-to-day management of risks faced by the Company, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board consults periodically with management regarding the Company's risks.

        While the Board is ultimately responsible for risk oversight, the Company's board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting and internal controls. The Compensation Committee assists the Board in oversight of risks related to the Company's compensation policies and programs. The Investment Committee assists the Board in oversight of the risks related to the Company's cash investments. The Nominating & Corporate Governance Committee assists the Board in oversight of risk associated with board organization, membership and structure, succession planning for directors and executive officers and corporate governance.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board maintains four standing committees: Audit, Compensation, Investment, and Nominating & Corporate Governance.

        Audit Committee.    The Audit Committee makes recommendations to the Board with respect to various auditing and accounting matters, including the selection and compensation of the Company's independent registered public accounting firm, the scope of the Company's annual audits, fees to be paid to the independent registered public accounting firm, the performance and independence of the Company's independent registered public accounting firm, and the Company's accounting practices.

        The Audit Committee approves all services provided to the Company by the independent registered public accounting firm. The Audit Committee has established procedures for the receipt, retention, and treatment, on a confidential basis, of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee has responsibility for, among other things, the planning and review of the Company's annual and periodic reports and accounts, and the involvement of the Company's independent registered public accounting firm in that process. During the fiscal year ended September 30, 2015, the members of the Audit Committee were Messrs. Bressner (Chairman), Rau and, until his resignation in July 2015, Mr. Mionis. Effective as of the date of the Annual Meeting, the members of the Audit Committee will be Messrs. Bressner (Chairman), Rau and Churchill. The Audit Committee is comprised solely of independent members, as independence for audit committee members is defined by the applicable NASDAQ listing standards. In addition, the Board has determined in its business judgment that each member of the Audit Committee is financially literate, and that at least one of the Audit Committee members, Mr. Rau, is an audit committee financial expert, as defined by SEC rules and regulations. The Audit Committee has adopted a formal written charter that has been approved by the Board. The charter specifies the scope of the Audit Committee's responsibilities and procedures for carrying out such responsibilities. A copy of the charter is available on the Company's website, www.innovative-ss.com, under the heading Investor Relations. None of the information on the Company's website is incorporated by reference in this proxy statement.

        Compensation Committee.    During the fiscal year ended September 30, 2015, the Compensation Committee of the Board was composed of two directors, Messrs. Mittelstaedt (Chairman) and, until his resignation in July 2015, Mionis, each of whom, in the judgment of the Board, was found to be "independent" as defined by the applicable NASDAQ listing standards. Effective as of the date of the Annual Meeting, the members of the Compensation Committee will be Messrs. Mittelstaedt and Rau, each of whom, in the judgment of the Board, was also found to be "independent" as defined by the applicable NASDAQ listing standards. The Compensation Committee is responsible for setting and administering the policies that govern all executive compensation decisions, including annual base salaries, bonuses, and equity-based compensation programs. The Compensation Committee evaluates annually the performance of the Company's Chief Executive Officer and determines or recommends to the full Board the annual base salary, bonus, and equity-based compensation for the Chief Executive Officer. The Compensation Committee relies on the recommendations of the Chief Executive Officer, following the Chief Executive Officer's annual performance reviews of other executive officers, in setting annual base salaries, bonuses, and equity-based compensation for other executive officers.

        The Compensation Committee is responsible for reviewing and overseeing the Company's benefit plans and equity incentive plans and other compensation plans and policies for employees, consultants, directors, and other compensated individuals, including the Chief Executive Officer. The Compensation Committee has adopted a formal written charter that has been approved by the Board. The charter specifies the scope of the Compensation Committee's responsibilities and procedures for carrying out such responsibilities. A copy of the charter is available on the Company's website, www.innovative-ss.com under the heading "Investor Relations."

        The Compensation Committee has the authority under its charter to engage the services of outside consultants, advisors and others to assist the Compensation Committee. However, the Compensation Committee has not retained an outside consultant or advisor to advise it regarding the Company's compensation practices. Instead, the Compensation Committee independently determines the appropriate levels of compensation for executive officers taking into account, among other factors, the performance of such individuals (as determined in annual reviews conducted by the Compensation Committee for the Chief Executive Officer or by the Chief Executive Officer for the other executive officers), the Company's financial performance, cost of living, prior compensation practices, and recruitment and retention needs. The Compensation Committee relies on the recommendations of the Company's Chief Executive Officer in determining whether and how much of a discretionary bonus may be paid to the Company's employees (including executive officers other than the Chief Executive Officer) if the Company's financial performance exceeds the Board's expectations.

        Compensation Committee Interlocks and Insider Participation.    No member of the Compensation Committee is a former or current executive officer or employee of the Company. There are no compensation committee interlocks between the Company and any other entity involving the Company or such entity's executive officers or board members.

        Investment Committee.    The Investment Committee assists the Board in fulfilling its oversight responsibilities with respect to recommendations pertaining to the investment of excess capital, including with respect to the implementation of the Company's stock repurchase program. Messrs. Churchill (Chairman), Bressner and Rau are currently the members of the Investment Committee.

        Nominating & Corporate Governance Committee.    The Company has a Nominating & Corporate Governance Committee, consisting of three non-employee directors. The Nominating & Corporate

Governance Committee has adopted a formal written charter that has been approved by the Board. The charter specifies the scope of the Nominating & Corporate Governance Committee's responsibilities and procedures for carrying out such responsibilities. A copy of the charter is available on the Company's website, www.innovative-ss.com, under the heading "Investor Relations." The Nominating & Corporate Governance Committee members are Messrs. Mittelstaedt (Chairman), Churchill and Bressner, each of whom is "independent," as defined by the applicable NASDAQ listing standards.

        The Nominating & Corporate Governance Committee functions include establishing the criteria for selecting candidates for nomination to the Board, seeking candidates who meet those criteria, making recommendations to the Board of nominees to fill vacancies on or as additions to the Board, and monitoring the Company's corporate governance structure.

        The Nominating & Corporate Governance Committee seeks director candidates based upon a number of qualifications and criteria, including independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community, and ability to foster a diversity of backgrounds and views and to complement the Board's existing strengths relative to the Company's business. In the case of potential independent director candidates, such eligibility criteria must be in accordance with SEC and NASDAQ rules. While the Nominating & Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in indentifying director nominees, the Nominating & Corporate Governance and the Board believe that it is essential that the Board be able to draw on a wide variety of backgrounds and professional experience among its members. The Nominating & Corporate Governance Committee desires to maintain the Board's diversity through the consideration of factors such as education, skills, and relevant professional experience. The Nominating & Corporate Governance Committee does not intend to nominate representational directors, but instead considers the entirety of each candidate's credentials in the context of these standards and the characteristics of the Board in its entirety.

        The Nominating & Corporate Governance Committee will consider nominees for election to the Board who are recommended timely by shareholders, provided that a complete description of the nominees' qualifications, experience, and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in writing to the attention of Chairman, Nominating & Corporate Governance Committee, at the Company's address at 720 Pennsylvania Drive, Exton, PA, 19341, and should not include self-nominations. Section 3.10 of the Company's Amended and Restated Bylaws contains provisions setting forth the requirements applicable to a shareholder nomination for director. These requirements are summarized in this Proxy Statement under the caption "Shareholder Proposals for 2017 Annual Meeting And Other Matters."

        Each of the current nominees for director listed under the caption "ELECTION OF DIRECTORS" is an existing director standing for re-election. In connection with the Annual Meeting, the Nominating & Corporate Governance Committee did not receive any recommendation for a candidate from any shareholder or group of shareholders owning more than 5% of the Company's common stock.

        The Annual Meeting provides an opportunity each year for shareholders to ask questions of or otherwise communicate directly with members of the Company's Board on matters relevant to the Company. Each director is requested to attend in person the Annual Meeting. All six of the Company's then-serving directors attended the Company's 2015 Annual Meeting of Shareholders.

        In addition, shareholders may communicate with the Board, or if applicable, to a specific individual director, by sending a written communication to the attention of the Board or such individual director at the following address: 720 Pennsylvania Drive, Exton, PA, 19341, or by facsimile to (610) 646-0150.

        Copies of each written communication received at such address or facsimile number will be provided to the Board or to the specific individual director unless such communication is considered, in the reasonable judgment of the Corporate Secretary or other appropriate company officer, to be improper for submission to the intended recipient. Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company's business, or communications that relate to improper or irrelevant topics.

        The Nominating & Corporate Governance Committee conducts an annual assessment of the size and composition of the Board and its committees and reviews with the Board the appropriate skills and characteristics required of Board members. The Nominating & Corporate Governance Committee has not relied upon third-party search firms to identify board candidates, but reserves the right to do so as required. To date the Nominating & Corporate Governance Committee has relied upon recommendations from a wide variety of its business contacts, including current executive officers, directors, community leaders, and shareholders as a source for potential board candidates.

        Neither the Nominating & Corporate Governance Committee nor the Company has engaged or paid any fees to a search firm in connection with the nomination of the directors for election at the Annual Meeting covered by this Proxy Statement.

MEETINGS AND ATTENDANCE

        During the fiscal year ended September 30, 2015, the full Board held four (4) meetings. From time to time during fiscal year 2015 the Board met in executive session without members of management present. The Audit Committee met seven (7) times, the Investment Committee met one (1) time, the Compensation Committee met one (1) time and the Nominating & Corporate Governance Committees met one (1) time. All directors attended at least 75% of the meetings of the full Board and the meetings of the committees on which they served.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

(Item 2 on Proxy Card)

        Effective January 2, 2014, the Company dismissed its former independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"). The Audit Committee voted unanimously to dismiss Deloitte.

        Deloitte's reports regarding the Company's financial statements for the fiscal years ended September 30, 2013 and September 30, 2012 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles. During the Company's two prior fiscal years and the subsequent interim period preceding such dismissal, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in connection with its reports on the financial statements of the Company. During the Company's two prior fiscal years and the subsequent interim period, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

        On January 18, 2014, the Company engaged Grant Thornton LLP, ("Grant Thornton") as its new independent registered public accounting firm. The Audit Committee voted unanimously to approve the appointment of a Grant Thornton. During the Company's two prior fiscal years and the subsequent interim period through January 18, 2014, neither the Company nor anyone acting on its behalf has consulted with Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(i)(v) of Regulation S-K).

        The Company has retained Grant Thornton LLP ("Grant Thornton") as the independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending September 30, 2016. Although action by the shareholders on these matters are not required, the Audit Committee and the Board believe it is appropriate to seek shareholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company's consolidated financial statements. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. If this appointment is not ratified by the shareholders, the Audit Committee may reconsider its selection.

        One or more representatives of Grant Thornton are expected to attend the Annual Meeting. Representatives of Grant Thornton will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        Services provided by Grant Thornton for the fiscal years ended September 30, 2015 and 2014 have included audits of the annual consolidated financial statements of the Company, audits of the effectiveness of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002, as amended ("Sarbanes-Oxley"), and other services related to filings made with the SEC. The aggregate fees billed by Grant Thornton in connection with services rendered during the fiscal years ended September 30, 2015 and 2014, respectively, were:

	FY 2015	FY2014
Audit Fees	$257,388	$333,958
Audit Related Fees	—	—
Tax Fees	—	—

Total	$257,388	$333,958

Audit Fees

        Audit fees for fiscal years 2015 and 2014 were for professional services rendered for the audit of the Company's annual consolidated financial statements, auditing the effectiveness of the Company's internal controls over financial reporting, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements.

Audit Related Fees

        No audit-related fees were paid to Grant Thornton during fiscal years 2015 or 2014. During fiscal year 2015, the Company paid Deloitte, its former independent registered public accounting firm, approximately $17,000 in audit-related fees in connection with obtaining Deloitte's consent to include their audit report with respect to the Company's financial statements for fiscal year 2013.

Tax-Related Fees

        No tax-related fees were paid to Grant Thornton during fiscal years 2015 or 2014.

All Other Fees

        No other fees were incurred in connection with services provided by Grant Thornton during fiscal years 2015 or 2014.

  Pre-Approved Policies and Procedures

        The Audit Committee's policy is to pre-approve the engagement of accountants to render all audit and tax-related services for the Company, and any changes to the terms of the engagement. The Audit Committee pre-approves all proposed non-audit related services to be provided by the Company's independent registered public accounting firm. The Audit Committee reviews the terms of the engagement and a description of the services along with a fee proposal for the engagement. If agreed to by the Audit Committee, the Audit Committee formally accepts the engagement letter and fee proposal. Any proposal by the Company's independent registered public accounting firm for non-audit services must be specific as to the particular services to be provided. Management and the independent registered public accounting firm must each confirm to the Committee that each proposed non-audit and non-audit related service is permissible under all applicable legal requirements. Requests can be submitted to the Audit Committee and approved in one of the following ways: by a request for approval of services at a meeting of the Audit Committee, or through a written request to the Audit Committee, which may be approved by a written consent by the Audit Committee or by a designated member of the Audit Committee. The Audit Committee approved all 2015 and 2014 fees paid to Grant Thornton.

        Pursuant to the adoption of the Audit Committee Charter (as revised), the Board has adopted a policy which prohibits the Company from entering into non-audit related consulting agreements for financial information systems design and implementation, for certain other services considered to have an impact on independence, and for all other services prohibited by Sarbanes-Oxley and new SEC regulations. The policy also contains procedures requiring Audit Committee pre-approval of all audit and permitted non-audit services provided by the Company's independent registered public accounting firm.

        The Board of Directors recommends a vote "FOR" ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm.

 REPORT OF THE AUDIT COMMITTEE

        The following report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference. The following report shall not otherwise be deemed filed under such Acts.

        The Audit Committee assists the Board in its oversight of the financial reporting process. The Audit Committee operates pursuant to a charter. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of its financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America ("GAAP"), and for reviewing the Company's unaudited interim financial statements. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. However, the Audit Committee will take the appropriate actions to set an overall corporate "standard" for quality financial reporting, sound business risk practices, and ethical behavior.

        The Audit Committee makes recommendations to the Board with respect to the selection and compensation of the Company's independent registered public accounting firm, the scope of the annual audits, and the fees to be paid to the independent registered public accounting firm. In connection with the decision regarding whether to re-appoint the independent auditor each year (subject to stockholder ratification), the Audit Committee conducts an annual assessment of the independent auditor's performance, including with respect to the independent auditor's qualifications and experience, the communication and interactions with the auditor over the course of the previous year and the auditor's independence, objectivity and professional skepticism. In addition, the Audit Committee monitors the performance and independence of the Company's independent registered public accounting firm and approves all services provided to the Company by the independent registered public accounting firm. The Audit Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to financial statements, financial records, and financial controls of the Company. The Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and discusses with management the Company's disclosure controls and procedures.

        The Board, in its business judgment, has determined that each of the three directors on the Audit Committee during the fiscal year ended September 30, 2015 and each of the three directors to be appointed to the Audit Committee effective as of the date of the Annual Meeting is independent as required by Rule 5605(c)(2)(A) of the listing standards of the NASDAQ. In addition, the Board has determined that each member of the Audit Committee is financially literate and at least one of the Audit Committee members, Mr. Rau, is an audit committee financial expert as defined by SEC rules and regulations.

        In the performance of its oversight function of the Company's overall financial reporting process and the financial statements for the 2015 fiscal year, the Audit Committee has:

  •
  reviewed and discussed the Company's audited financial statements for the year ending September 30, 2015 with management and with the independent registered public accounting firm for the fiscal year ending September 30, 2015, Grant Thornton;

  •
  discussed with Grant Thornton the overall scope and plans for its 2015 audit, and met with representatives of the firm, both with and without management present, to discuss the results of its examination, its evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

  •
  reviewed and discussed management's report and Grant Thornton's report and attestation on internal control over financial reporting in accordance with Section 404 of Sarbanes-Oxley;

  •
  discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor's Communications With Those Charged With Governance ("SAS 114"), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), relating to the conduct of the audit, its judgment as to the quality, not just the acceptability of the Company's accounting principles; and

  •
  received written disclosures and the letter from Grant Thornton regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board. In addition, the Audit Committee discussed with Deloitte its independence and its disclosure that it did not provide any non-audit services during fiscal 2015. All audit services provided by Grant Thornton to the Company, and related fees in fiscal year 2015 were pre-approved by the Audit Committee.

        Based upon the review, reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board that the audited financial statements for the year ending September 30, 2015 be included in the Annual Report as filed with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Glen R. Bressner (Chairman)
Robert H. Rau

 RELATED PARTY TRANSACTIONS

        The charter of the Audit Committee provides that it is the responsibility of the Audit Committee to review and approve any transaction between the Company and its officers, directors and 5% shareholders.

Compensation of Directors

        The Company's compensation program for non-employee directors consists of two elements of compensation: meeting fees and restricted stock awards. Each non-employee director is entitled to a fee of $1,000 for each Board meeting attended and $1,000 for each in-person committee meeting that is not held on the same day as a Board meeting. Mr. Bressner, in his role as Chairman of the Audit Committee, receives $12,000 per year in addition to the meeting fee and restricted stock award. The Company also makes annual awards of restricted stock to non-employee directors under the 2009 Plan.

        During the fiscal year ended September 30, 2014, the Board of Directors resolved that, effective January 1, 2014, the number of restricted shares underlying such annual awards to non-employee directors would be calculated based upon the price of the Company's shares at the close of business on the first business day of each calendar year and that all such shares will vest on the last business day of such calendar year. A director who retires during the course of the year will vest in a pro rata portion of the restricted shares that he or she otherwise would have vested in had no such retirement occurred, based on the number of days served during the applicable calendar year.

        With respect to the fiscal year ended September 30, 2014, the Company's common stock closed at $7.76 on October 1, 2013. Accordingly, pursuant to the Company's former practice, each director received a grant of 5,155 shares of restricted stock for the 2014 fiscal year, and the Company distributed 1,289 shares to each director on January 2, 2014 for the first fiscal quarter and 1,289 shares on April 1, 2014 for the second fiscal quarter. The Company's common stock closed at $7.12 on January 2, 2014. Accordingly, pursuant to the change on April 17, 2014 in the Company's practice of awarding restricted stock to its non-employee directors, as described above, each director's grant for 2014 was adjusted such that each director would receive a grant of 5,617 for calendar year 2014. On December 31, 2014, the Company distributed 4,328 shares to each director, which distribution was net of the 1,289 shares that the Company distributed to each director on April 1, 2014 pursuant to the Company's former practice.

        With respect to the fiscal year ended September 30, 2015, the Company's common stock closed at $3.25 on January 2, 2015. Accordingly, pursuant to the Company's current practice, each director (other than Mr. Mionis) received a grant of 12,307 shares of restricted stock for service during the calendar year ended December 31, 2015. In connection with his resignation from the Board, and pursuant to the Company's current compensation program for non-employee directors, Mr. Mionis received a pro rata portion of such award based upon his service during calendar year 2015.

        In addition, all directors are reimbursed for reasonable travel and lodging expenses actually incurred in connection with required attendance at Board meetings.

  Director Compensation Table

        The following table provides information on the total compensation earned by each non-employee director of the Company for the fiscal year ended September 30, 2015.

Name	Fees Earned or Paid in Cash $(1)	Stock Awards $(2)	Option Awards $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation $	Total $
Glen R. Bressner	17,000	40,000	—	—	—	—	57,000
Winston J. Churchill	4,000	40,000	—	—	—	—	44,000
Robert A. Mionis(3)	4,000	23,231	—	—	—	—	27,231
Robert E. Mittelstaedt, Jr.	4,000	40,000	—	—	—	—	44,000
Robert H. Rau	5,000	40,000	—	—	—	—	45,000

(1)
The amounts reported in this column include fees paid for attendance of Board and Board committee meetings.

(2)
The amounts reported in this column represent the grant date fair value, computed based on the compensation cost recognized for financial reporting purposes by the Company in accordance with the valuation guidelines of Accounting Standards Codification ("ASC") 505-50, "Equity-Based Payments to Non-Employees" and ASC 718 "Compensation—Stock Compensation" with respect to the restricted stock awards granted to each non-employee director during the fiscal year ended September 30, 2015. See also Note 3, under the heading "Share-Based Compensation," to the Company's audited financial statements as filed in the Annual Report, which sets forth the material assumptions used in determining the compensation cost to the Company with respect to such awards. Because each director's restricted stock grant vests on the last day of each calendar year, none of the restricted shares granted during fiscal year 2015 are vested as of September 30, 2015 (such shares having vested as of December 31, 2015). In addition, as of the close of the fiscal year ended September 30, 2015, none of the non-employee directors held outstanding options to purchase stock of the Company.

(3)
Effective July 31, 2015, Robert A. Mionis resigned from his position as a director of the Company.

Code of Ethics

        The Company maintains a Code of Business Conduct and Ethics (the "Code of Ethics") applicable to its directors, its principal executive officer and principal financial and accounting officer and persons performing similar functions. In addition, the Code of Ethics applies to all of the Company's employees, officers, agents and representatives. The Code of Ethics is posted on the Company's website, www.innovative-ss.com, under the heading "Investor Relations."

Executive Officers

        Set forth below is a table identifying the Company's current executive officers who are not identified in the tables above. Biographical information for Mr. Hedrick is set forth above.

Name	Age	Position with the Company
Shahram Askarpour	57	President
Relland M. Winand	61	Chief Financial Officer

        Shahram Askarpour.    Dr. Askarpour joined the Company as a Director of Engineering in 2003, was promoted to Vice President of Engineering in 2005, and was promoted to President on April 2, 2012. Dr. Askarpour has more than 30 years of aerospace industry experience in managerial and technical positions. Prior to joining ISS, he was employed by Smiths Aerospace (a division of Smiths Group PLC), Instrumentation Technology, and Marconi Avionics. He holds a number of key patents in the aviation field. Dr. Askarpour received his engineering education in the United Kingdom, and received an undergraduate degree in Electrical Engineering from Middlesex University, a post graduate Certificate of Advanced Study in Systems Engineering, and a PhD in Automatic Control from Brunel University. He was awarded the title of Associate Research Fellow for three consecutive years by Brunel University and has published numerous papers in leading international, peer reviewed journals. In addition, he has completed management courses at Carnegie Mellon University and finance courses at the Wharton Business School.

        Relland M. Winand.    Mr. Winand joined the Company as Chief Financial Officer in December 2015, after serving as the Company's Controller from September 2015 to December 2015. Mr. Winand has served in a number of executive financial capacities with public companies including Chief Financial Officer of ECC International, Corp, a manufacturer of computer controlled maintenance simulators primarily for the Department of Defense, and Vice President Finance and Administration of Traffic.com, Inc. a leading provider of accurate, real-time traffic information in the United States. Immediately prior to joining Innovative Solutions and Support, Inc., Mr. Winand was Chief Financial Officer of Orbit/FR, Inc., an international developer and manufacturer of sophisticated microwave test and measurement systems for aerospace/defense, wireless, satellite and automotive industries, from 2008 to 2013. From January 2014 until September 2014, Mr. Winand served as a consultant for Solomon Edwards Group LLC. He has over 30 years' experience in financial management and reporting for both public domestic and international manufacturing companies. Mr. Winand received a B.S. in Accounting from Drexel University and an M.B.A. in Finance from Widener University.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of the Company's Proxy Statement with management, and based on the Compensation Committee's review and discussion with management, the Compensation Committee recommended to the Company's Board that the Compensation Discussion and Analysis section be included in the Company's Proxy Statement for fiscal year 2015.

Submitted by the Compensation Committee:

Robert E. Mittelstaedt, Jr. (Chairman)

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides an overview of the Company's executive compensation program together with a description of the material factors underlying the decisions that resulted in the compensation provided to the Company's Chief Executive Officer, President and Chief Financial Officer for the fiscal year ended September 30, 2015 (referred to herein as our "named executive officers"). The names of the Company's 2015 named executive officers and their titles are:

  •
  Geoffrey S. M. Hedrick—Chief Executive Officer

  •
  Shahram Askarpour—President

  •
  Ronald C. Albrecht—Chief Financial Officer (October 1, 2014 to December 15, 2014)

  •
  Relland M. Winand—Chief Financial Officer (December 15, 2014 to Present)

        Effective December 15, 2014, Mr. Albrecht retired from his position as Chief Financial Officer of the Company, and Mr. Winand was appointed to the same position.

Objective of the Company's Executive Compensation Policy

        The objective of the Company's executive compensation policy is to:

  •
  attract and retain exceptional individuals as executive officers; and

  •
  provide key executives with motivation to perform to the full extent of their abilities to maximize the performance of the Company and deliver enhanced value to the Company's shareholders.

What the Company's Executive Compensation Program is Designed to Reward

        Overall, the Company's executive compensation program is designed to reward the contributions of each individual executive officer to shareholder value and to provide sufficient incentives to executive officers to ensure their dedication to the Company. As discussed further below, the Company seeks to achieve these goals by providing sufficient base salaries to compensate executives for their day-to-day performance of their duties and awarding cash bonuses when the executive attains the personal or corporate goals and objectives established by the Company. Also, from time to time, the Company grants equity-based awards when it believes that such equity awards will further align the interests of executive officers with those of the Company's shareholders and provide an additional incentive to executive officers to contribute to the achievement of the Company's financial and strategic objectives.

General Executive Compensation Policies

Process for Setting Total Compensation

        Generally, upon hiring or promoting a named executive officer, the Compensation Committee sets the initial levels of base salary and other compensation on the basis of subjective factors, including experience, individual achievements and level of responsibility assumed at the Company, and may consider market compensation practices from time to time. Actual base salaries, cash bonuses, and equity-based awards for each named executive officer may be adjusted from year to year based upon each named executive officer's annual review and level of attainment of personal and corporate goals and objectives, including Company financial performance, shareholder return, and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company's shareholders.

        Each named executive officer's annual review is a subjective process whereby the Chief Executive Officer or the Compensation Committee (as applicable, as described below) evaluates various factors relevant to the named executive officer's contributions to the Company, such as the executive's role in the development and execution of strategic plans, leadership skills, motivation and involvement in industry groups. The weight given to such factors may vary from one named executive officer to another.

        The Compensation Committee seeks recommendations from the Chief Executive Officer regarding changes to or increases in the overall compensation level or any particular element of compensation for the other named executive officers. In addition, the Chief Executive Officer is principally responsible for reviewing each other named executive officer's performance, and for making recommendations for the Company's compensation plan for such executive officer for the following fiscal year. The Compensation Committee reviews the recommendations of the Chief Executive Officer in light of his proximity to the other executives and his knowledge of their contributions to the Company. The Compensation Committee independently reviews the performance of the Company's Chief Executive Officer.

        Historically, the Compensation Committee has not retained an outside consultant or advisor to advise it regarding the Company's executive compensation program. The Compensation Committee did not retain such consultant or advisor for fiscal year 2015. The Compensation Committee also did not consider any peer groups or engage in benchmarking for setting compensation levels for fiscal year 2015.

Consideration of Shareholder Advisory Vote on Executive Compensation

        The Company provides its shareholders with the opportunity to cast an advisory vote on executive compensation (a "say-on-pay proposal") once every three (3) years. At the Company's annual meeting of shareholders held in 2014, a substantial majority of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes that this voting result affirms shareholders' support of the Company's approach to executive compensation and did not change its approach in fiscal years 2014 or 2015. The Compensation Committee will continue to consider the outcome of the subsequent say-on-pay votes when making future compensation decisions for the named executive officers. The next time the Company is scheduled to hold a say-on-pay vote is at the Company's annual meeting of shareholders to be held in 2017.

Elements of Compensation

        The Company's executive compensation program consists of the following elements of compensation, each described in greater depth below:

  •
  Base Salary;

  •
  Annual Bonus;

  •
  Equity-based Compensation;

  •
  Perquisites; and

  •
  General Benefits.

        In determining the different elements of compensation to provide to the named executive officers, the Compensation Committee does not adhere to a specific allocation between short-term and long-term compensation, or between cash and non-cash compensation. Instead, the Compensation Committee determines the elements of compensation in a manner designed to reward strong financial performance, provide overall compensation opportunities that are sufficient to attract and retain highly skilled named executive officers and ensure that named executive officers' interests are aligned with those of the Company's shareholders. This may result in the named executive officers receiving all cash compensation in some years (through base salary and annual bonuses) and a combination of cash and equity-based compensation in other years (through base salary, annual bonuses and equity awards).

  Base Salary

        The Company pays base salaries to named executive officers because the Company believes that base salaries are essential to recruiting and retaining qualified executives. In addition, base salaries create an incentive for named executive officers to make meaningful contributions to the Company's success because they are subject to increase based on the executive's performance. The Compensation Committee sets the initial base salary level upon the hire or promotion of a named executive officer and may incorporate base salary into related employment contracts. Base salary levels are determined initially based on the named executive officer's previous experience and employment, and the named executive officer's expected duties and responsibilities with respect to the Company. Thereafter, the Compensation Committee may increase a named executive officer's base salary each year based on the results of the named executive officer's annual review (which is conducted by the Chief Executive Officer for each of the other named executive officers and by the Compensation Committee for the Chief Executive Officer), and based on the Compensation Committee's subjective assessment of the Company's overall performance during the preceding year.

        The Compensation Committee determined that there would be no increases in the base salaries of the named executive officers during fiscal year 2015.

  Annual Bonus Compensation

        The Compensation Committee retains discretion to grant bonus compensation to the named executive officers and other employees of the Company outside of the Bonus Plan. From time to time the Company may award discretionary annual bonuses to the named executive officers and may agree, in hiring or promoting a named executive officer, to a target bonus opportunity, expressed as a percentage of base salary, in any case, to be paid only if the Company determines that the Company has attained its financial performance goals or other objectives.

        Named executive officers did not receive any discretionary bonuses for fiscal year 2015.

  Equity Compensation

        The Company awards equity-based compensation to named executive officers in order to provide a link between the long-term results achieved for its shareholders and the rewards provided to named executive officers, thereby ensuring that such officers have a continuing stake in the Company's long-term success. Historically, equity-based compensation has been provided to named executive officers in the form of stock options (see "Equity Compensation Plan Information" section above). Such awards are made at the discretion of the Compensation Committee and are not timed or coordinated with the release of material, non-public information.

        No equity awards were granted to any named executive officers during fiscal year 2015.

  Perquisites

        In fiscal year 2015, the Company provided certain personal benefits to the Chief Executive Officer, as summarized below. The aggregate incremental cost to the Company of the perquisites received by Mr. Hedrick is included in the Summary Compensation Table, below.

        Aircraft.    The Company has, with the approval of the Independent Directors, permitted the Company's Chief Executive Officer to use the Company's corporate aircraft for personal travel. The Compensation Committee believes that use of the Company's aircraft represents a valuable perquisite for the Chief Executive Officer and is appropriate considering his position and contributions to the Company.

  General Benefits

        The following are standard benefits offered to all eligible Company employees, including the named executive officers.

        Retirement Benefits.    The Company maintains a tax-qualified 401(k) savings plan for all eligible employees, including the named executive officers, known as the IS&S 401(k) Plan (the "Savings Plan"). The Savings Plan is a voluntary contributory plan under which employees may elect to defer compensation for federal income tax purposes under Section 401(k) of the Code. The Company makes a matching contribution to the Savings Plan at one half of each participant's deferral rate, limited to a maximum contribution of 2% of base salary and subject to limitations imposed by the Internal Revenue Code.

        Medical, Dental, Life Insurance and Disability Coverage.    The Company makes available medical, dental, life insurance, and disability coverage to all active eligible employees, including the named executive officers.

        Other Paid Time-Off Benefits.    The Company provides vacation and other paid holidays to all employees, including the named executive officers.

Employment Agreements

        It is the Company's general philosophy that all of the Company's employees should be "at will" employees, thereby allowing both the Company and the employee to terminate the employment relationship at any time and without restriction or financial obligation. However, in certain cases, the Company has determined that, as a retention device and a means to obtain non-compete arrangements, employment agreements are appropriate.

        The Company entered into an employment agreement with Dr. Askarpour on February 14, 2012 in connection with his promotion to the position of President of the Company. The initial term of the employment agreement began on April 1, 2012 and ended on March 31, 2013. On April 1, 2013 the term was extended for one year and on each subsequent April 1, the term will be extended for an additional one (1) year period unless either party provides written notice to the other party at least 30 days prior to the expiration of the then current term that the term will not be renewed. The employment agreement provides for an initial base salary of $300,000 per year, which the Company determined to be appropriate given Dr. Askarpour's increased duties and responsibilities as President. If Dr. Askarpour's employment is terminated by the Company without "cause," then, subject to Dr. Askarpour's execution and non-revocation of a release of claims in favor of the Company, the Company will continue to pay Dr. Askarpour his base salary at the rate then in effect for a period of six (6) months following his termination date, during which period the Company will also pay Dr. Askarpour's COBRA premiums. The employment agreement contains covenants restricting Dr. Askarpour's ability to compete with the Company or solicit its employees, other service providers, or current, former or prospective customers for 12 months after the cessation of Dr. Askarpour's employment. The employment agreement also contains standard confidentiality, assignment of invention and non-disparagement provisions.

Change in Control Benefits

        The Compensation Committee has the authority to accelerate the vesting of Company stock options granted to named executive officers under the Company's 2009 Plan upon a change in control of the Company. The Company believes that such accelerated vesting is essential to maintaining the commitment and dedication of its key employees throughout a potential change in control of the Company. Unless otherwise determined by the Compensation Committee or provided in an award agreement, "change in control" is generally defined for these purposes as:

  •
  the acquisition in one or more transactions during any 12-month period by any "person" (as such term is used for purposes of section 13(d) or section 14(d) of the Exchange Act) but excluding, for this purpose, the Company or its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries, of "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities;

  •
  a change in the composition of the Board during any 12-month period such that the individuals who at the beginning of such period constituted the Board cease to constitute a majority of the Board;

  •
  the consummation of a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation; or

  •
  a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

Stock Ownership/Retention Requirements

        The Company does not require its named executive officers to maintain a minimum ownership interest in the Company.

Tax and Accounting Considerations

        The Company considers tax and accounting implications in determining all elements of its executive compensation program. Section 162(m) of the Code denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid in a taxable year to the Chief Executive Officer or any of the three highest compensated officers (other than the Chief Executive Officer and Chief Financial Officer). Certain performance-based compensation is excluded from this deductibility limitation. The Compensation Committee considers the impact of this deductibility limitation on the compensation that it intends to award, and may structure compensation such that it is deductible if it determines that doing so is appropriate and consistent with the Company's executive compensation program. The foregoing does not limit the Compensation Committee's discretion to award compensation that is not deductible under Section 162(m) of the Code if it determines that doing so is appropriate and consistent with the Company's executive compensation program. Through September 30, 2015, Section 162(m) of the Code has not affected the Company's tax deductions. At the present time, the Compensation Committee believes that it is unlikely that the compensation paid to any of the Company's employees in a taxable year will exceed $1,000,000.

        The Compensation Committee considers the impact of various forms of compensation on the Company's financial results. In particular, the Compensation Committee considers the potential impact, on current and future financial results, of all equity compensation that it approves.

SUMMARY COMPENSATION TABLE

        This Summary Compensation Table provides information on the total compensation earned by each named executive officer for fiscal years ended September 30, 2015, 2014 and 2013 (as applicable).

Name and Principal Position	Year	Salary $	Bonus $	Option Awards $(1)	All Other Compensation $(2)	Total $
Geoffrey S. M. Hedrick,	2015	400,000	—	—	11,262	411,262
Chief Executive Officer	2014	400,000	—	—	19,200	419,200
	2013	400,000	—	—	34,467	434,467
Shahram Askarpour	2015	300,000	—	—	4,615	304,615
President	2014	300,000	—	—	5,200	305,200
	2013	300,000	—	662,875	6,000	968,875
Ronald C. Albrecht,	2015	77,470	—	—	1,351	78,821
Chief Financial Officer(3)	2014	258,000	—	—	5,165	263,165
	2013	258,000	—	—	5,165	263,165
Relland M. Winand	2015	186,250	—	—	3,039	189,289
Chief Financial Officer(4)	2014	—	—	—	—	—
	2013	—	—	—	—	—

(1)
These amounts represent the aggregate grant date fair value determined in accordance with the valuation guidelines of ASC Topic 718 "Stock Compensation" with respect to the options granted to Dr. Askarpour and Mr. Winand in the applicable fiscal year. See also Note 13, under the heading "Share-Based Compensation," in the Company's audited financial statements as filed in the Annual Report.

(2)
As described in the Compensation Discussion and Analysis section above, the Company provided Mr. Hedrick with certain personal benefits during fiscal years 2014 and 2013, including the use of a Company automobile and aircraft. In fiscal year 2015, the Company provided Mr. Hedrick with personal benefits associated with use of a corporate aircraft and contributions to his 401(k) plan account in the amounts of $5,962 and $5,300, respectively. The amounts set forth for Dr. Askarpour and Messrs. Albrecht and Winand represent only contributions to the respective named executive officer's 401(k) plan account.

(3)
Effective December 15, 2014, Mr. Albrecht retired from his position as the Company's Chief Financial Officer. For 12 months following his retirement, pursuant to a consulting agreement with the Company, Mr. Albrecht provided consulting services to the Company on an "as needed" basis for an hourly consulting fee.

(4)
Mr. Winand was appointed as the Company's Chief Financial Officer effective December 15, 2014. Only compensation for fiscal year 2015 is reported for Mr. Winand because he was not a named executive officer for fiscal years 2014 and 2013.

GRANTS OF PLAN-BASED AWARDS

        There were no non-equity or equity awards granted to our named executive officers in the fiscal year ended September 30, 2015.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table provides outstanding stock option information for the named executive officers as of the end of fiscal year 2015.

Name	Grant Date		Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options #	Option Exercise Price(1) $	Option Expiration Date
Geoffrey S. M. Hedrick,	—		—	—	—	—	—
Shahram Askarpour	01/11/06	(2)	20,000	—	—	11.95	01/11/16
	02/21/08		20,000	—	—	6.27	02/21/18
	08/15/11		15,000	—	—	3.78	08/15/21
	02/21/12		250,000	—	—	2.48	02/21/22
	01/29/13	(3)	166,667	83,333	—	4.06	01/29/23
Ronald C. Albrecht(4)	08/15/11		30,000	—	—	3.78	08/15/21
Relland Winand	—		—	—	—	—	—

(1)
The applicable exercise price of each outstanding option (other than the option granted to Mr. Winand) reflects the reduction by $1.50 per share approved by unanimous consent of the Company's Board of Directors on January 25, 2013 pursuant to the terms of the 1998 Stock Option Plan or the 2009 Stock-Based Incentive Compensation Plan, as applicable, to offset the dilutive impact of the extraordinary dividend paid by the Company on its common stock on December 27, 2012 to holders of record on December 17, 2012.

(2)
Expired pursuant to its terms in January 2016.

(3)
The option granted to Dr. Askarpour on January 29, 2013 vests in three equal annual installments beginning on January 29, 2014, subject to his continued employment with the Company.

(4)
Mr. Albrecht's options terminated in December 2015 pursuant to their terms.

OPTION EXERCISES AND STOCK VESTED

        None of our named executive officers exercised options or had stock awards vest during the fiscal year ended September 30, 2015.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        As described in the Compensation Discussion and Analysis section above, Dr. Askarpour's employment agreement provides that if his employment is terminated by the Company without "cause," then, subject to his execution and non-revocation of a release of claims in favor of the Company, the Company will continue to pay Dr. Askarpour his base salary at the rate then in effect for a period of six (6) months following his termination date, during which period the Company will also pay Dr. Askarpour's COBRA premiums. If Dr. Askarpour's employment were terminated by the Company without "cause" on September 30, 2015, the total amounts payable to Dr. Askarpour would be $160,413. For purposes of Dr. Askarpour's employment agreement, "cause" generally means (a) the commission by or conviction of Dr. Askarpour, or plea of guilty or nolo contendere to, a felony or any crime involving dishonesty, disloyalty or moral turpitude; (b) Dr. Askarpour's willful misconduct or willful failure substantially to perform the duties of his position or his willful refusal to comply with the lawful directives of the CEO or any director of the Company; (c) a breach by Dr. Askarpour of his employment agreement or any written policies of the Company applicable to Dr. Askarpour; (d) any act or omission by Dr. Askarpour constituting dishonesty, fraud or embezzlement, or an intentional violation of Dr. Askarpour's duty of loyalty to the Company under law; (f) Dr. Askarpour's gross negligence in the performance of his duties; or (g) Dr. Askarpour's poor job performance or other improper conduct not otherwise described above, except that cause shall not exist based solely on clauses (g) or (f) unless the Company has given Dr. Askarpour written notice of its intent to terminate his employment for cause, and allowed Dr. Askarpour 30 days to cure such alleged poor job performance or other improper conduct.

        As described in the Compensation Discussion and Analysis section above, the Compensation Committee has the authority to accelerate the vesting of Company stock options granted to named executive officers under the Company's 2009 Plan upon a change in control of the Company. If a change in control occurred on September 30, 2015 and the Compensation Committee elected to accelerate the vesting of our named executive officers' unvested stock options, the value of such accelerated vesting for Dr. Askarpour (our only named executive officer with unvested stock options) would be $0 based upon the closing price of the Company's common stock on September 30, 2015 and the exercise price of such unvested stock options.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING
AND OTHER MATTERS

        Shareholders wishing to submit proposals for inclusion in the proxy statement for the 2017 Annual Meeting of Shareholders must submit such proposals to the Company at 720 Pennsylvania Drive, Exton, PA 19341, Attention: Relland M. Winand. In order for the proposal to be included in the proxy statement, the shareholder submitting the proposal must meet certain eligibility standards and comply with the procedures established by the SEC as set forth in Rule 14a-8 of the Exchange Act.

        On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, issued under the Exchange Act. The amendment to Rule 14a-4(c)(1) governs a company's use of discretionary proxy voting authority for a shareholder proposal which the shareholder has not sought to include in the proxy statement. The amendment provides that if a proponent of a proposal fails to notify a company at least 45 days prior to the month and day of mailing of the prior year's proxy statement (or any date specified in an advance notice provision), then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company's 2017 Annual Meeting of Shareholders, if the Company does not receive notice of a shareholder proposal, which the shareholder has not previously sought to include in the proxy statement, by December 14, 2016, the management proxies will be allowed to use their discretionary authority.

        The Company's Amended and Restated Bylaws provide that a shareholder proposal (including a shareholder nomination of a director) must meet certain predetermined requirements in order to be considered at an annual meeting of the shareholders. In order to be considered, a shareholder's proposal must be made in writing and delivered to, or mailed and received at, the Company's principal executive offices not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the date that the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders in the case of an annual meeting that is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of shareholders. However, in the case of an annual meeting that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, proposals must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The notice to the Secretary must set forth certain information as specified in the Company's Amended and Restated Bylaws. In order to be included in the Company's 2017 Annual Meeting proxy statement any stockholder proposal must be received at the address listed above by September 30, 2016, but not before August 31, 2016, which is 120 days and 150 days, respectively, prior to the anniversary date of the release of this Proxy Statement.

        As of the date of this Proxy Statement, the Board knows of no other business which may properly be and is likely to be brought before the Annual Meeting. If a shareholder proposal that was excluded from this Proxy Statement in accordance with Rule 14a-8 of the Exchange Act or the Company's Amended and Restated Bylaws is properly brought before the Annual Meeting, it is intended that the proxy holders will use their discretionary authority to vote the proxies against said proposal. If any other matters should arise at the Annual Meeting, shares of common stock represented by proxies will be voted at the discretion of the proxy holders.

By Order of the Board of Directors

/s/ Geoffrey S.M. Hedrick Chairman of the Board and Chief Executive Officer

January 28, 2016

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 PENNSYLVANIA DRIVE, EXTON, PENNSYLVANIA 19341
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY FOR THE APRIL 14, 2016 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Mr. Geoffrey S. M. Hedrick and Relland M. Winand and either of them as proxies, each with power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated below, all the shares of Common Stock held of record by the undersigned on January 21, 2016 at the Annual Meeting of Shareholders of Innovative Solutions and Support, Inc., to be held on April 14, 2016, at the Company's corporate offices, 720 Pennsylvania Drive, Exton, Pennsylvania beginning at 10:00 a.m. local time, or at any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE AS TO ANY PARTICULAR ITEM, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL NO. 1 AND IN FAVOR OF PROPOSAL NO. 2.

☒	Please mark your votes as in this example.
1.	Election of one Class I director for a term of three years:

Robert R. Rau	☐	FOR NOMINEE	☐	WITHHOLD AUTHORITY

2.	Ratification of the appointment of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ended September 30, 2016:

☐	FOR	☐	AGAINST	☐	ABSTAIN

PLEASE SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

        In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL NO. 1 AND IN FAVOR OF PROPOSAL NO. 2.

        Attendance of the undersigned at the meeting, or at any adjournment or postponement thereof, will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or session the intention of the undersigned to vote said share(s) in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity, as well as individually.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Date:

SIGNATURE

Date:

SIGNATURE (if jointly owned)

Note: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

☐
Please check this box if you plan to attend the meeting.